UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2011

FRONTIER OIL CORPORATION
(Exact name of registrant as specified in its charter)

Wyoming	1-7627	74-1895085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10000 Memorial Drive, Suite 600 Houston, Texas		77024-3411
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 688-9600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):125

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Frontier held its annual shareholders meeting on April 27, 2011, with 95,642,262 of the Company’s shares present or represented by proxy at the meeting.  This represented nearly 90.4% of the Company’s shares outstanding as of the record date of the meeting.  The shareholders of the Company took the following actions:

1.	Election of Directors:
Elected the following seven directors for terms of office expiring at the annual meeting of shareholders in 2012.

Name	Votes For	Votes Withheld	Abstentions	Broker Non-Votes
Douglas Y. Bech	66,053,313	16,447,884	0	13,141,065
Michael C. Jennings	79,614,463	2,886,734	0	13,141,065
Robert J. Kostelnik	81,074,997	1,426,200	0	13,141,065
James H. Lee	80,426,238	2,074,959	0	13,141,065
Paul B. Loyd, Jr.	66,443,655	16,057,542	0	13,141,065
Franklin Myers	81,072,903	1,428,294	0	13,141,065
Michael E. Rose	66,741,098	15,760,099	0	13,141,065

2.
The shareholders ratified the appointment of Deloitte & Touch LLP as the Company’s auditors for the year ending December 31, 2011.  The number of votes cast for the appointment was 94,029,495 with 1,508,695 against, 104,072 abstentions and no broker non-votes.

3.
The shareholders approved, on an advisory basis, the compensation awarded to the Company’s executives named in the Summary Compensation Table, as disclosed in the Company’s 2011 Proxy Statement.  The number of votes cast for the proposal was 59,911,770 with 19,760,686 against, 2,828,741 abstentions and 13,141,065 broker non-votes.

4.
The shareholders approved, on an advisory basis, having an advisory vote on executive compensation every one year.  The number of votes cast for every one year was 62,957,524, for every two years was 2,291,318 and for every three years was 15,806,501, with 1,445,854 abstentions and 13,141,065 broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER OIL CORPORATION

By: /s/ Doug S. Aron
Doug S. Aron
Executive Vice President - Chief Financial Officer

Date: May 2, 2011